Press Release

SOURCE: Westsphere Asset Corporation, Inc.

Friday May 5, 2009

PRESS RELEASE

Source: Westsphere Asset Corporation, Inc. (“Westsphere”)

Calgary Alberta, Canada Westsphere Asset Corporation, Inc. today announces that the Board of Directors has withdrawn its approval of the transfer of 100% of its interest in the issued and outstanding shares held in its majority controlled subsidiary TRAC P.O.S. Processing Inc.  (“TRAC”) to Westsphere wholly owned subsidiary Westsphere Systems Inc. (“WSI”).

 “Based on an ongoing review and recent advice as to the viability of TRAC with its current financial position being in question, the Board does not view TRAC having any future potential economic value towards the consolidation of business operations within WSI.  Notwithstanding Westsphere’s past support, based on recent events I see the winding down of TRAC as an operating company in the very near future.” stated Doug Mac Donald, President and CEO of Westsphere Asset Corporation, Inc.

About Westsphere Asset Corporation

Westsphere Asset Corporation, Inc. (WSHE) is a financial holding company in

Canada.  The Company has established a significant presence in the non-conventional

Canadian banking sector including Automated Banking Machines (ABM),

Point of Sale Machines (POS), Online Computer Banking (OCB) and

E-Commerce transaction security and payment Systems.  Westsphere maintains and services an ABM network across Canada and is a full participating member of the

Canadian INTERAC Banking System with its Switch Processor Westsphere

Systems Inc.

Financial Profile:

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CAPITALIZATION: 75,000,000 COMMON SHARES WITH NO PAR VALUE

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SHARES ISSUED: Common- 591,726

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    : Voting Preferred- 1,417,118

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For further details, please refer to WSHE website

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WSHE Symbol OTCBB

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Transfer Agent: Holladay Stock Transfer Inc.

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2939 North 67th Place

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Scottsdale, Arizona 85251

DISCLAIMER

Forward-Looking Statements: This news release contains certain forward-looking statements. All statements, other than statements of historical fact, included herein, are forward looking statements that involve various risks and uncertainties. There can be no assurance that such statements will prove to be accurate and actual results and future events could differ materially from those anticipated in such statements. Forward-looking statements are based on the estimates and opinions of management on the date the statements are made, and WSHE does not undertake an obligation to update forward-looking statements should conditions or management's estimates or opinions change.

      #12 – 3620 – 29th Street N.E.

     Calgary, Alberta, Canada

     T1Y 5Z8